                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TechTeam Global, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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SEC 1913 (02-02)

                                [TECH TEAM LOGO]

                              TECHTEAM GLOBAL, INC.
                             27335 West 11 Mile Road
                           Southfield, Michigan 48034
                                 (248) 357-2866

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE     Wednesday, May 25, 2005, at 10:00 a.m. local time.

PLACE BPS Corporate Training & Conference Center, 31301 Evergreen Road, Beverly Hills, Michigan.

ITEMS OF          1) To elect directors;
BUSINESS

                  2) To ratify the appointment of Ernst & Young LLP as
                     TechTeam's independent auditors for the year 2005; and

                  3) To consider such other business as may properly come before the meeting.

ADJOURNMENTS      Any action on the items of business described above may be
AND               considered at the annual  meeting at the time and on the
POSTPONEMENT      date specified above or at any time and date to which the
                  annual meeting may be properly adjourned or postponed.

RECORD DATE       You are entitled to vote only if you were a TechTeam
                  stockholder as of the close of business on March 28, 2005.

MEETING           You are entitled to attend the meeting only if you were a
ADMISSION         TechTeam stockholder as of  March 28, 2005 or hold a valid proxy for the annual meeting.

VOTING YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. YOU MAY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY COMPLETING THE PROXY CARD AND RETURNING IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR, IN MANY CASES BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED QUESTIONS AND ANSWERS BEGINNING ON PAGE 3 OF THIS PROXY AND THE INSTRUCTIONS ON THE PROXY CARD.

                       By order of the Board of Directors,
                       /s/ Michael A. Sosin
April 4, 2005          Michael A. Sosin
                       Vice President, General Counsel,
                       and Secretary


THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY,
    AND TECHTEAM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31,
     2004, ARE FIRST BEING MAILED ON OR ABOUT APRIL 18, 2005 TO STOCKHOLDERS
                                ENTITLED TO VOTE.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

Questions and Answers................................................................     3
Corporate Governance.................................................................     6
         Codes of Ethics.............................................................     6
         Board Independence..........................................................     6
         Procedures for Contacting Directors.........................................     6
Proposal One -- ELECTION OF DIRECTORS................................................     7
         Required Vote and Board of Directors Recommendation.........................     8
         Preferred Stock Director....................................................     8
Board Matters........................................................................     9
         Committee Composition and Meeting Attendance................................     9
         Audit Committee.............................................................     9
                  Independence/Financial Expertise...................................     9
         Compensation Committee......................................................    10
         Governance and Nominating Committee.........................................    10
                  Consideration of Director Nominees.................................    10
         Strategy and Investment Committee...........................................    11
         Executive Sessions..........................................................    11
         Director Attendance at Annual Meeting.......................................    11
         Director Compensation.......................................................    11
Proposal Two -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..................    11
         Information about our Independent Auditors..................................    11
                  Fees of Ernst & Young LLP for 2004.................................    12
                  Pre-approval Policies and Procedures...............................    12
         Required Vote and Board of Directors Recommendation.........................    12
Stock Ownership by Principal Stockholders, Directors, and Management.................    12
         Section 16(a) Beneficial Ownership Reporting Compliance.....................    14
Executive Management Compensation and Management Information.........................    14
         Information regarding Executive Management..................................    14
         Summary Compensation Table..................................................    15
         Option Grants and Exercises.................................................    17
                  Option Grants in 2004..............................................    17
                  Aggregated Option Exercises in 2004 and Year-End Value Table.......    17
         Employment Contracts and Change of Control Agreements.......................    18
Report of the Compensation Committee on Executive Compensation.......................    18
Report of the Audit Committee........................................................    20
Performance Graph....................................................................    21
Compensation Committee Interlocks and Insider Participation..........................    22
Certain Relationships and Related Transactions.......................................    22
Stockholder Proposals for 2005 Annual Meeting........................................    22
Other Matters........................................................................    22

                              TECHTEAM GLOBAL, INC.
                             27335 W. 11 MILE ROAD,
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 357-2866

                                 PROXY STATEMENT

      The Board of Directors of TechTeam, Inc. is soliciting proxies for the 2005 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

      The Board of Directors of TechTeam, Inc. set March 28, 2005 as the record date for the Annual Meeting. Stockholders of record who owned TechTeam's common stock and preferred stock at the close of business on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. There were approximately 8,797,671 shares of TechTeam's common stock outstanding and 689,656 shares of TechTeam's Series A Senior Convertible Preferred Stock ("Preferred Stock") outstanding on the record date.

                             QUESTIONS AND ANSWERS

      Q: WHEN AND WHERE IS THE ANNUAL MEETING?

A: TechTeam's 2005 Annual Meeting of Stockholders is being held on Wednesday, May 25, 2005 at 10:00 a.m. at the BPS Corporate Training & Conference Center, 31301 Evergreen Road, Beverly Hills, Michigan. Please visit www.techteam.com for a map to the meeting.

      Q: DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

A: No, you will not need a ticket to attend the Annual Meeting. However, we ask that you bring evidence that you are a stockholder of record, such as your most recent account statement prior to March 28, 2005.

      Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a proxy statement and proxy card from us because you owned shares of common stock or Preferred Stock of TechTeam Global, Inc. on the record date. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision. The proxy card is used for voting.

      Q: WHAT AM I VOTING ON?

A:    You are being asked to vote on:

      -     The election of seven nominees to serve on our Board of Directors;
            and

      - The ratification of the appointment of Ernst & Young LLP to serve as TechTeam's independent auditors for the year 2005.

      Q: WHAT IS THE EFFECT OF SIGNING AND RETURNING MY PROXY CARD?

A: When you sign and return the proxy card, you appoint William F. Coyro, Jr. and David W. Morgan as your representatives at the Annual Meeting. Dr. Coyro and Mr. Morgan will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting just in case your plans change. You can vote in person at the Annual Meeting, even if you have already sent in your proxy card.

      If you sign and return but do not indicate on the proxy card how you want your votes cast, Dr. Coyro and Mr. Morgan will vote your shares FOR all of the nominees for director, and FOR the ratification of Ernst & Young LLP as TechTeam's independent accountants for the year 2005.

      If a matter properly comes up for a vote at the Annual Meeting that is not described in this proxy statement, Dr. Coyro and Mr. Morgan will vote your shares in their discretion.

      Q: HOW DO I VOTE?

A: In some cases there are four ways that you may vote, as explained in the detailed instructions on your proxy card. In summary, you may:

      -     Mail in your completed, signed and dated proxy card;

      - If set forth on your proxy card, you may place your vote via the Internet;

      - If set forth on your proxy card, you may place your vote by telephone; or

      -     Vote in person by attending our Annual Meeting.

      We will pass out written ballots to any stockholder wanting to vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

      If you vote by Internet or telephone, you do not need to mail in your proxy card. The Internet and telephone voting procedures have been designed to verify stockholders' identities and allow stockholders to confirm that their voting instructions have been properly recorded.

      Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please complete and provide voting instructions for all proxy cards and voting instruction cards that you receive.

      Q: WHAT IF I CHANGE MY MIND AFTER I HAVE VOTED?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

      - Voting again via the Internet or by telephone (only your latest vote will be counted);

      - Completing, signing and returning another proxy card that is dated after the date of your earlier proxy card (again, only your latest vote will be counted);

      - Sending written notice to our Corporate Secretary at our principal executive offices in Southfield, Michigan, which notice must be received prior to the date of the Annual Meeting, stating that you would like to revoke your proxy; or

      -     Voting in person at the Annual Meeting.

      If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy or by the representatives as explained in the proxy statement.

      Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: They could be. If your shares are held in street name and you do not instruct your broker nominee how to vote your shares, your broker nominee may either use its discretion to vote your shares on "routine matters" (such as election of directors) or leave your shares unvoted. For the "non-routine matters," your broker nominee is not able to vote on such matters.

      We encourage you to provide instructions to your broker nominee by completing the instruction card or proxy that it sends to you. This will ensure that the broker nominee votes your shares at the Annual Meeting as you direct.

      Q: WHAT IS A "BROKER NON-VOTE"?

A: Under the rules that govern brokers who have record ownership of shares that they hold in "street name" for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

      Q: HOW ARE BROKER NON-VOTES COUNTED?

A: Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

      Q: HOW MANY SHARES CAN BE VOTED AT THE ANNUAL MEETING?

A: As of the record date, 8,797,671 shares of common stock were outstanding and 689,656 shares of preferred stock. Each outstanding share of common stock and preferred stock entitles the record holder to one vote on all matters covered in this proxy statement.

      Q: HOW DO I VOTE IF I HOLD COMMON STOCK IN MY TECHTEAM 401(K)?

A: If you are a TechTeam employee who is a stockholder through your 401(k) account in the TechTeam Global Retirement Savings Plan (the "Plan"), you will receive a form proxy with respect to all of your shares so registered. You have the right to direct the Trustee of the Plan how to vote the shares allocated to your account.

      Q: WHAT IS A "QUORUM"?

A: A "quorum" is the number of shares of common stock that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote at the Annual Meeting. There must be a quorum present for the Annual Meeting to be held. All stockholders present in person or represented by completed and signed proxy cards, Internet votes, and telephone votes, whether representing a vote for, against, withheld, or abstained or a broker non-vote, will be counted toward the quorum.

      Q: WHAT IS THE REQUIRED VOTE FOR A PROPOSAL TO PASS?

A: With regard to the proposal for the election of directors, the required vote is a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. There is no cumulative voting for the election of directors. With regard to each other proposal, the required vote is the affirmative vote of a majority of shares that are (i) present in person or represented by proxy at the Annual Meeting and (ii) entitled to vote on each such proposal.

      Q: HOW ARE ABSTENTIONS AND WITHHOLD VOTES COUNTED?

A: Abstentions and withhold votes are counted for the purposes of determining both (i) the presence of a quorum and (ii) the total number of shares entitled to vote with respect to a proposal. Withhold votes will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote "AGAINST" all other proposals being presented at this Annual Meeting.

      Q: WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made and paid for by TechTeam Global, Inc. In addition to this solicitation by mail, proxies may be solicited by our directors, officers, and other employees by telephone, Internet, or fax, in person, or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and TechTeam's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

      Q: HOW MAY I OBTAIN A COPY OF TECHTEAM'S 2004 ANNUAL REPORT ON FORM 10-K?

A:    Stockholders may request another free copy from TechTeam Global, Inc.,
      Attention: Investor Relations, 27335 W. 11 Mile Road, Southfield, MI 48034, calling 1-248-357-2866, or visiting our website at http://www.techteam.com/investors/2004_10k.pdf. We will also provide any exhibit to the 2004 Annual Report on Form 10-K if specifically requested.

                              CORPORATE GOVERNANCE

      TechTeam is committed to sound corporate governance principles, which are essential to running TechTeam's business efficiently and to maintaining TechTeam's integrity in the marketplace. TechTeam's Corporate Governance Guidelines set forth the duties and responsibilities of the Board and addresses corporate governance matters. A written charter has been developed and approved by the Board for each of the four Board Committees. The Guidelines and charters are reviewed annually and modified as appropriate. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, and Strategy and Investment Committee Charter are available at www.techteam.com/corpgov

      CODE OF ETHICS

      The Company has adopted a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and any other person performing similar functions), and employees. The Code of Business Conduct is also available on our website at www.techteam.com/corpgov.

      BOARD INDEPENDENCE

      The Board has determined that each of the nominees standing for election, except the President and Chief Executive Officer, has no material relationship with TechTeam (either directly or as a partner, stockholder, or officer of an organization that has a relationship with TechTeam) and is independent within the director independence standards of the NASDAQ Stock Market, Inc. ("NASDAQ") as of the date of this proxy. Furthermore, the Board has determined that no member of the Audit Committee, Compensation Committee, or Governance and Nominating Committee has a material relationship with TechTeam (either directly or as a partner, stockholder, or officer of an organization that has a relationship with TechTeam) and is "independent" within the meaning of the NASDAQ standards.

      PROCEDURES FOR CONTACTING DIRECTORS

      The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate generally with the Board or with a specific director at any time by writing to TechTeam's Secretary at 27335 W. 11 Mile Road, Southfield, Michigan, 48034. The Secretary will review all messages received and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board or a specific director. Communications can also be forwarded by email to bod@techteam.com. The Secretary monitors this email address.

                        PROPOSAL 1. ELECTION OF DIRECTORS

      The Stockholders elect TechTeam's directors annually at the Annual Meeting, as TechTeam does not have staggered board terms. Each director will serve until the 2006 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected. As of the date of this proxy statement, TechTeam's Bylaws provide that, until the Board of Directors shall otherwise determine, the number of director positions shall be ten. Nine of the current directors were elected by the Company's common and preferred stockholders, and one was elected by ChrysCapital II, LLC, the stockholder of the Company's Series A Senior Convertible Preferred Stock.

      After careful consideration and at the recommendation of the Company's Governance and Nominating Committee, the Board has decided to amend the Bylaws to reduce the number of members of the Board of Directors to eight, effective as of the Company's 2005 Annual Meeting of Stockholders. As a result, the Board has nominated seven (7) individuals to stand for election at the Annual Meeting. Six
(6) of these nominees, Kim A. Cooper, William F. Coyro, Jr., G. Ted Derwa, Wallace D. Riley, Gregory C. Smith, and Richard G. Somerlott, are current members of the Board. The final nominee, Richard R. Widgren, was selected, in part, based upon his qualifications to serve as an audit committee financial expert. Mr. Widgren was recommended by William F. Coyro, Jr., the Company's President and Chief Executive Officer. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

      Accordingly, stockholders will be electing seven (7) directors. Proxies may not be voted for a greater number of persons than the number of nominees (seven) named in this Proxy Statement.

      The following is a description of the background of the persons who are being nominated for election as directors of TechTeam.

      KIM A. COOPER, 46, became a director in March 1996, and Chairman of the Board in May 2003. Mr. Cooper is President and Chief Executive Officer of Exceed, LLC, a technology consulting and services company, which he founded in June 2003. Between February and June 2003, he served as an IT consultant. From October 2002 through February 2003, Mr. Cooper served as President and Chief Executive Officer of GlobalSim, Inc., a leading driver simulation software company, during which time GlobalSim was reorganized and sold. From April 2000 through October 2002, Mr. Cooper was the Chief Operating Officer of Sorenson Media, Inc., a prominent streaming media company. In January 1996, Mr. Cooper founded and became the Chairman and Chief Executive Officer of Digital Harbor International, Inc., a Java software development company. Mr. Cooper sold Digital Harbor in September 1999. Mr. Cooper is on the Board of Directors of Sento, Inc. (traded under the symbol "SNTO"). Mr. Cooper is the Chair of the Board's Strategy and Investment Committee and a member of the Governance and Nominating Committee.

      WILLIAM F. COYRO, JR., 61, is President, Chief Executive Officer, and a director of TechTeam. Dr. Coyro is the founder of TechTeam and he was Chairman of the Board previously from its inception through February 2000. He was also President and Chief Executive Officer of TechTeam from its inception through December 1997, at which point he remained TechTeam's Chief Executive Officer through December 1998. From February 2000 through August 2001, TechTeam employed him as a consultant to management and the Board. Dr. Coyro is a member of the Board's Strategy and Investment Committee.

      G. TED DERWA, 66, became a director in February 2003. Mr. Derwa retired from Ford Motor Company in 1999 after 36 years of service in various management positions. Prior to his retirement in December 1998, Mr. Derwa was the Director of the Technical Services Office with global responsibility for Ford Motor Company's data centers, telecommunications, office automation, engineering workstations, systems support, helpdesk, and information technology advanced design and research. Mr. Derwa serves as the Chairman of the Board's Compensation Committee and as a member of the Governance and Nominating Committee.

      WALLACE D. RILEY, 77, has served as a director of TechTeam from 1987 to 1988 and from 1993 to the present. Mr. Riley is an attorney at law and, since July 2004, has been the managing partner of the firm of Wallace D. Riley & Associates, PLLC. For the five preceding years, he was the President and Senior Partner of the firm of Riley, Roumell & Connolly, P.C. He is the past President of the State Bar of Michigan as well as past

President of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1979 through 1980 and from 1982 through 1985. Mr. Riley is a member of the Board's Compensation Committee and Audit Committee.

      GREGORY C. SMITH, 60, became a director of TechTeam in March 2001. In February 2004, Mr. Smith became President and Chief Operating Officer of New Center Stamping, Inc., an automotive supplier. Mr. Smith had been the Chief Executive Officer, President, and Chairman of the Board of Directors of New Center Stamping, Inc., for the five previous years. Between 1976 and 1988, he was the Chairman and CEO of Wolverine Technologies, Inc., a building products company traded on the NYSE. Mr. Smith is the Chairman of the Board's Audit Committee and a member of the Compensation Committee.

      RICHARD G. SOMERLOTT, 63, has been a director from TechTeam's inception. Dr. Somerlott has been a practicing dentist and a managing partner of Endodontics Associates Professional Corporation during the past five years. Dr. Somerlott is the Chairman of the Governance & Nominating Committee and a member of the Board's Audit Committee.

      RICHARD R. WIDGREN, 62, is a nominee for director standing for election at the 2005 Annual Meeting. Mr. Widgren is currently Vice President -- Finance, Treasurer, and Chief Financial Officer of Urban Science, Inc., a retail sales channel consulting company, where he began employment in August of 2001. From April 2001 through August 2001, he was Chief Financial Officer of Presidion, Inc. Between July 2000 and March 2001, Mr. Widgren served as a business consultant assisting various clients on business management and profit improvement projects. Between January 2000 and June 2000, he was Vice President and Chief Financial Officer of Simplified Employment Services, Inc., an employee leasing company. Previously, Mr. Widgren serves as Vice President -- Finance and Corporate Controller of Kelly Services, Inc. Mr. Widgren is a member of the Detroit Medical Center Board of Directors, where he serves as the chairman of the Audit Committee.

      REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

      If a quorum is present, the seven nominees receiving the highest number of votes will be elected to serve as a director until the 2006 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected. Abstentions and broker no-votes will each be counted as present for the purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     THE ELECTION OF EACH OF NAMED NOMINEE.

      PREFERRED STOCK DIRECTOR

      ChrysCapital II, L.L.C. ("ChrysCapital"), the holder of all shares of TechTeam's Series A Senior Convertible Preferred Stock, has the right, under the Certificate of Designations applying to the Preferred Stock, to appoint one director to the TechTeam Board of Directors. ChrysCapital has appointed Brahmal Vasudevan as a director of TechTeam, to serve until his successor is duly qualified and elected by the holders of the Preferred Stock or until his earlier removal or resignation in accordance with the terms of the Certificate of Designations. Mr. Vasudevan does not receive compensation in his capacity as a director of the Company.

      Brahmal Vasudevan, 37, currently serves as General Partner of ChrysCapital II, L.L.C. and Managing Director of ChrysCapital Investment Advisors [S] Pte Ltd., which manages and advises various ChrysCapital funds including ChrysCapital II, L.L.C. Mr. Vasudevan has held both positions since 2000. Between 1997 and 2000, Mr. Vasudevan was Director of Marketing at ASTRO, a leading multi-channel DBS pay-TV operator in Southeast Asia. Mr. Vasudevan holds an MBA from the Harvard Business School and graduated with first-class honors in Aeronautical Engineering from Imperial College, University of London. Mr. Vasudevan is a member of the Board's Strategy and Investment Committee.

                                  BOARD MATTERS

      COMMITTEE COMPOSITION AND MEETING ATTENDANCE

      The Board held nine meetings in 2004. The Board has four committees: (1) Audit, (2) Compensation, (3) Governance and Nominating, and (4) Strategy and Investment. The membership during the last fiscal year and the function of each of the committees are described below. Each director attended at least 75% of all Board and applicable Committee meetings, except for Mr. Vasudevan who was present for 67% of all Board meetings and applicable Committee meetings.

                                                              GOVERNANCE AND    STRATEGY AND
         NAME OF DIRECTOR              AUDIT   COMPENSATION     NOMINATING       INVESTMENT
---------------------------------      -----   ------------   --------------    ------------
Kim A. Cooper                                                       X               X**
William F. Coyro, Jr.                                                               X
G. Ted Derwa                                        X**             X
Peter T. Kross                                                                      X
Conrad L. Mallett, Jr.                                              X
Wallace D. Riley                         X          X
Gregory C. Smith                         X**        X
Richard D. Somerlott                     X                          X**
Ronald T. Wong                                                                      X
Brahmal Vasudevan                                                                   X
NUMBER OF MEETINGS IN 2004               7          7               3               6

X = Committee member; ** = Chair.

      AUDIT COMMITTEE

      The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of TechTeam's financial statements, the independent auditors' qualifications and independence, and risk assessment and risk management. Among other things, the Audit Committee prepares the Report of the Audit Committee for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, evaluates, and determines the compensation of TechTeam's independent auditors; reviews and approves the scope of the annual audit, the audit fee, and the financial statements; reviews TechTeam's disclosure controls and procedures, internal controls, and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on TechTeam's financial statements. The Audit Committee works closely with management as well as TechTeam's independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from TechTeam for outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties. The report of the Audit Committee is included herein on page 20.

      Independence/Financial Expertise. All members of the Audit Committee are independent directors according to standards adopted by NASDAQ, as they are non-affiliated and receive no compensation from the Company, except as directors. The Board has determined that both Gregory C. Smith and Richard R. Widgren qualify as "audit committee financial experts" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Smith is the Chair of the Audit Committee.

      COMPENSATION COMMITTEE

      The Compensation Committee discharges the Board's responsibilities relating to compensation of TechTeam's executives and directors; produces an annual report on executive compensation for inclusion in TechTeam's proxy statement; conducts an evaluation of the Chief Executive Officer; provides general oversight of TechTeam's compensation structure, including TechTeam's equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include the following: reviewing the leadership development process, including succession planning, determining the compensation of executive officers, approving employment agreements for executive officers, approving and amending TechTeam's incentive compensation and stock option programs (subject to stockholder approval if required), recommending director compensation to the Board, and annually evaluating its performance and its charter. The report of the Compensation Committee is included herein beginning on page 18.

      GOVERNANCE AND NOMINATING COMMITTEE

      The Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board and identifies best practices and recommends corporate governance principles. Other specific duties and responsibilities of the Governance and Nominating Committee include the following: annually assessing the size and composition of the Board, defining specific criteria for director independence, monitoring compliance with Board and Board committee membership criteria, annually reviewing and recommending directors for continued service, coordinating and assisting management and the Board in recruiting new members to the Board, and overseeing the annual evaluation of the Board.

      Consideration of Director Nominees. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders, or other persons. These candidates are evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year.

      The Board believes that all of its directors should have the highest personal integrity and have a demonstrated record of ability and judgment. There is no firm minimum qualifications or skills that a candidate must possess. Consistent with the Company's Corporate Governance Guidelines, the Committee evaluates director candidates on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience in developing and analyzing business strategies, financial literacy, and for incumbent director's past performance.

      Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee's name and qualifications for Board membership and all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission ("SEC"), including written consent of the person proposed to be nominated to be named in the proxy statement as a nominee and to serve as a director if elected. Nominations should be addressed to:

      Corporate Secretary
      TechTeam Global, Inc.
      27335 W. 11 Mile Road
      Southfield, MI 48034

      The Governance and Nominating Committee will evaluate a stockholder nominee in the same manner as any other proposed nominee.

      STRATEGY AND INVESTMENT COMMITTEE

      The purpose of the Strategy and Investment Committee is to work with management to review, assess, and recommend to the Board as a whole, the long-term business goals and strategies of the Company, and to oversee the investment objectives and performance of the Company's investment activities.

      EXECUTIVE SESSIONS

      Executive sessions of non-management directors are scheduled at the end of each regular meeting of the Board of Directors. The sessions are scheduled and chaired by the non-employee Chairman of the Board.

      DIRECTOR ATTENDANCE AT ANNUAL MEETING

      The Company expects its directors to attend the Annual Meeting. At the 2004 Annual Meeting, all directors were present except Mr. Smith and Mr. Vasudevan.

      DIRECTOR COMPENSATION

      The following table provides information on TechTeam's compensation and reimbursement practices during fiscal 2004 for non-employee directors.

Monthly retainer                                                            $ 1,500
Monthly retainer for service as Chairman of the Board                       $ 5,000
Fee for each committee meeting attended                                     $   600
Additional fee for each committee meeting chaired                           $   600
Director stock awards                                                 100 shares per Board
                                                                        meeting attended
Annual Director stock option award on last business day of February          10,000
Reimbursement for expenses attendant to Board membership                       Yes

      From May 2004 through July 2004, the monthly retainer and fees related to committees were reduced 10%, in order to support the Company's cost containment efforts. Director options have an exercise price equal to the fair market value of a share of common stock on the date of the grant as determined by the closing price of the stock on the last business day in February. William F. Coyro, Jr., the Company's President and Chief Executive Officer, and Brahmal Vasudevan did not receive any compensation for their Board activities.

      PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has selected Ernst & Young LLP to serve as TechTeam's independent auditors for the fiscal year ending December 31, 2005. The Stockholders are asked to ratify the selection at the Annual Meeting.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      INFORMATION ABOUT OUR INDEPENDENT AUDITORS

      Ernst & Young LLP ("Ernst & Young"), or its predecessors, have audited our consolidated financial statements since TechTeam became a public company in 1987. As our independent auditors,

Ernst & Young will audit our consolidated financial statements for fiscal 2005 and perform audit-related services in connection with various accounting and financial reporting matters. Ernst & Young also performs for TechTeam certain non-audit services that are permitted under the Sarbanes-Oxley Act of 2002 and related rules of the SEC. The Audit Committee has determined that the provision of audit-related and permitted non-audit services provided by Ernst & Young is compatible with maintaining Ernst & Young's independence pursuant to the auditor independence rule of the SEC.

      FEES OF ERNST & YOUNG FOR 2004

      The aggregate fees for professional services by Ernst & Young in 2004 and 2003 were as follows:

         TYPE OF FEES                      2004         2003
-------------------------------           -----        -----
                                            (In thousands)
Audit Fees.....................           $ 402        $ 310
Audit-Related Fees.............              49           95
Tax Fees.......................             111          236
                                          -----        -----
Total..........................           $ 562        $ 641
                                          =====        =====

      In the above table, in accordance with SEC definitions and rules, "audit fees" are fees for professional services for the audit of the Company's consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditor in connection with statutory and regulatory filings; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements such as audits of employee benefit plans, accounting consultation, and pre-acquisition financial due diligence; and "tax fees" are fees for tax compliance and tax planning and consulting, including expatriate tax services.

      PRE-APPROVAL POLICIES AND PROCEDURES

      All audit and non-audit services to be performed by TechTeam's independent auditor must be approved in advance by the Audit Committee. As permitted by the SEC's rules, the Audit Committee adopted a policy that provides for pre-approval by the Audit Committee of specifically defined audit, non-audit and tax-related services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engage to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

      REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

      The affirmative vote of a majority of votes cast at the meeting, at which a quorum is present, is required to approve this proposal. Abstentions and broker no-votes will each be counted as present for the purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TECHTEAM'S INDEPENDENT AUDITOR FOR THE
                      FISCAL YEAR ENDING DECEMBER 31, 2005

       STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

      This table shows, as of March 28, 2005, how many shares of our common stock are beneficially owed by (i) any persons who have reported or are known by TechTeam to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, and (iii) named executive officers included in the Summary Compensation Table included in this proxy statement. The information for Dimensional Fund Advisors, Inc., Primarius Capital, Costa Brava Partnership III, Kennedy Capital Management, and AW Asset Management is based upon their Schedule 13G filings in February 2005.

                                                                                           PERCENTAGE OF
                                           NUMBER OF SHARES        ACQUIRABLE WITHIN        OUTSTANDING
                NAME                     BENEFICIALLY OWNED(1)          60 DAYS           COMMON STOCK(1)
-------------------------------------    ---------------------     -----------------      ---------------
Dimensional Fund Advisors, Inc.                        764,934                                        8.7
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

ChrysCapital II, L.L.C.                                689,656(2)                                     7.3
Third Floor, Les Cascades
Edith Cavell Street
Port Louis, Mauritius

Primarius Capital, LLC                                 582,782                                        6.6
One Montgomery, Suite 330
San Francisco, CA 94104

Costa Brava Partnership III L.P.                       544,105                                        6.2
68 Harvard Street, 3rd Floor,
Brookline, MA 02445

Kennedy Capital Management                             527,590                                        6.0
10829 Olive Boulevard
St. Louis, MO 63141

AW Asset Management, L.L.C.                            518,853                                        5.9
535 Madison Avenue, 26th Floor,
New York, NY 10022

Kim A. Cooper                                           10,125               100,000                  1.2

William F. Coyro, Jr.                                  162,898                95,000                  2.9

G. Ted Derwa                                             4,000                30,000                     **

Larry W. Granger                                        15,750                45,000                     **

Robert W. Gumber                                         4,367                22,000                     **

James M. Hoen                                            9,345                37,500                     **

Peter T. Kross                                          88,700                10,000                  1.1

Conrad L. Mallett, Jr.                                   2,351                30,000                     **

Christoph A. Neut                                        5,024                39,000                     **

Wallace D. Riley                                        81,300                90,000                  1.9

Gregory C. Smith                                        35,900                40,000                     **

Richard G. Somerlott                                    87,119               100,000                  2.1

Richard R. Widgren                                         750                   -0-                     **

Ronald T. Wong                                           5,765(3)             60,000                     **

Current directors and named executive
officers as a group (13 persons)                                                                     12.8

**    Less than 1%.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. For the purpose of computing the percentage of the outstanding shares owned by a stockholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2) ChrysCapital II, L.L.C. holds 689,656 shares of Series A Senior Convertible Preferred Stock which is convertible to common stock beginning April 8, 2004. Mr. Vasudevan is the director appointed by ChrysCapital II, L.L.C. pursuant to the terms of the Certificate of Designations creating the Preferred Stock.

(3)   Includes 565 shares held by Mr. Wong's wife.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2004 except one Form 4 was filed late by each William F. Coyro, Jr., Larry W. Granger, Robert W. Gumber, Heidi K. Hagle, James M. Hoen, Marc J. Lichtman, David W. Morgan, Jeffery J. Ruffini, and Michael A. Sosin on July 27, 2004, to report stock options granted on July 9, 2004; and one Form 4 was filed late by Christoph A. Neut on July 27, 2004, to report stock options granted on July 16, 2004.

      EXECUTIVE MANAGEMENT COMPENSATION AND MANAGEMENT INFORMATION

      INFORMATION REGARDING EXECUTIVE MANAGEMENT

      All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of TechTeam. The following is a description of the background of TechTeam's Executive Officers not otherwise described above.

      PETER S. BRIGHAM, 45, President and Chief Executive Officer of Digital Support Corporation. Mr. Brigham joined TechTeam on December 31, 2003, contemporaneously with the Company's acquisition of Digital Support Corporation. Mr. Brigham has been the President and Chief Executive Officer of Digital Support Corporation for the past five years.

      LARRY W. GRANGER, 59, Chief Operating Officer. Mr. Granger joined TechTeam in December 2002 as Vice President of Professional Services. He was appointed Chief Operating Officer in October 2003. For the prior three years, Mr. Granger was the President and Chief Executive Officer of Perodon, L.L.C., an IT outsourcing company. From August 1998 through December 1999, he was the Chief Information Officer of Visteon Corporation.

      ROBERT W. GUMBER, 56, Vice President of Operations EMEA. Mr. Gumber joined TechTeam in September 2003. For the year and a half prior, Mr. Gumber owned and operated RWG and Associates, L.L.C., a company providing supply chain consulting services. From April 2001 to October 2001, he was Director, Material Planning and Logistics for Visteon Corporation. He was Supply Director for the Interior/Exterior Systems Division of Visteon from the middle of 1999 through April 2001.

      HEIDI K. HAGLE, 35, Vice President of Human Resources. Ms. Hagle has been with TechTeam since 1996, when she was a Senior Human Resource Generalist. She became Director of Human Resources in May 1999. In May 2002, Ms. Hagle was promoted to Vice President.

      JAMES M. HOEN, 37, Vice President of Sales and Marketing North America. Mr. Hoen started with TechTeam in 1997. During his employment, he has been an Account Development Manager, National Account Manager, Global Account Manager, and Director of Global Account Management. He was appointed Vice President of Sales in August 2001. In September 2003, he became Vice President of Sales and Marketing North America.

      MARC J. LICHTMAN, 37, Vice President of Accounting Operations and Chief Accounting Officer. Mr. Lichtman joined TechTeam in December 2003 as Global Corporate Controller and was promoted to Chief Accounting Officer in August 2004. From June 2002 through April 2003, he served as a principal with Ernst & Young LLP in their Assurance and Advisory Business Services Practice. From August 1989 through June 2002, Mr. Lichtman served in various positions with Arthur Andersen LLP in their Assurance and Business Advisory Practice, and was promoted to Partner in September 2001.

      DAVID W. MORGAN, 46, Vice President, Chief Financial Officer, and Treasurer. Mr. Morgan began work with TechTeam in June 2002. From July 2001 through May 2002, he was Vice President, Chief

Financial Officer, and Treasurer of Entivity, Inc., a software development company. From October 1998 through December 2000, Mr. Morgan served as Vice President, Chief Financial Officer, and Treasurer of Clover Technologies, Inc, a systems integration subsidiary of Ameritech, Inc.

      CHRISTOPH A. NEUT, 38, Vice President Sales and Marketing EMEA. Mr. Neut has been with TechTeam's Belgian subsidiary, TechTeam Global NV/SA, since 1996, when he was responsible for business development in Europe. In 1998, he became General Manager for TechTeam Global NV/SA. In 2000, he became Director of Sales Europe. In August 2001, he became Vice President Europe. He assumed his current responsibilities in September 2003.

      JEFFERY J. RUFFINI, 44, Vice President of Operations North America. Mr. Ruffini has been with TechTeam since 1990. From 1997 through 1998, he was Vice President of Corporate Services. He became Vice President of Operations in 1998. He assumed his current responsibilities in September 2003.

      MICHAEL A. SOSIN, 45, Vice President, General Counsel and Secretary. Mr. Sosin joined TechTeam in July 1998 as General Counsel and Secretary. He was appointed a Vice President in May 2003.

      JEANNETTE L. WHITE, 44, President and Chief Executive Officer of Sytel, Inc. Ms. White joined TechTeam in January 2005, contemporaneously with the Company's acquisition of Sytel, Inc. Ms. White has been President and Chief Executive Officer of Sytel, Inc. since 1987.

      SUMMARY COMPENSATION TABLE

      The following table sets forth certain information concerning compensation awarded to, paid to or earned by TechTeam's Chief Executive Officer and each of the other four most highly compensated executive officers of TechTeam as of December 31, 2004, and their compensation for 2002, 2003, and 2004.

                                                                       LONG-TERM
                                       ANNUAL COMPENSATION           COMPENSATION
                               ----------------------------------    -------------
                                                                     SECURITIES        ALL OTHER
          NAME AND                                                    UNDERLYING      COMPENSATION
     PRINCIPAL POSITION        YEAR       SALARY        BONUS(1)     OPTIONS #(2)          (3)
----------------------------   ----     ----------    -----------    -------------    ------------
William F. Coyro, Jr.          2004     $  329,365    $   218,592           40,000    $     21,734
President and Chief            2003        320,269         75,000           75,000          21,608
Executive Officer              2002        275,000             --               --          17,967

Larry W. Granger               2004     $  225,000    $   132,480           25,000    $         --
Chief Operating Officer        2003        165,577             --           30,000              --
                               2002          5,769             --           15,000              --

Christoph A. Neut(4)           2004     $  224,220    $   113,033           15,000    $     16,136
Vice President of Sales and    2003        203,120         24,600           15,000          13,146
Marketing EMEA                 2002        129,309         20,945           15,000           7,314

James M. Hoen                  2004     $  199,615    $   117,760           15,000    $        612
Vice President of Sales and    2003        192,500         25,000           15,000           3,160
Marketing North America        2002        171,769             --           15,000           2,405

Robert W. Gumber               2004     $  187,692    $   110,891           15,000    $     35,193
Vice President of Operations   2003         34,615             --           21,000           6,440
EMEA                           2002             --             --               --              --

(1) Amounts reported in this column for 2004 are for bonuses earned for performance under the Company's Executive Annual Incentive Plan during 2004, but were not paid until 2005.

(2) Comprised of stock options granted under TechTeam's 1990 Nonqualified Stock Option Plan.

(3) For the named executive officers, this column includes the following payments by TechTeam in the years indicated.

                                   401(K)        TERM LIFE     HEALTH       EXPATRIATE      BELGIAN
                                  COMPANY        INSURANCE    INSURANCE      EXPENSES      BENEFITS
        NAME             YEAR      MATCH          PAYMENT     PREMIUMS         (a)            (b)       TOTAL
---------------------    ----    ---------       ---------    ---------     ----------     ---------   --------
William F. Coyro, Jr.    2004    $     173       $     860    $  20,701            n/a           n/a   $ 21,734
                         2003        4,415             806       16,387            n/a           n/a     21,608
                         2002        3,078             n/a       14,889            n/a           n/a     17,967

Larry W. Granger         2004    $      --       $      --    $      --            n/a           n/a   $     --
                         2003           --              --           --            n/a           n/a         --
                         2002           --              --           --            n/a           n/a         --

Christoph A. Neut        2004    $  11,694(c)    $      --    $     137            n/a     $   4,305   $ 16,136
                         2003        9,024(c)           --          122            n/a         4,000     13,146
                         2002        4,387(c)           --           88            n/a         2,839      7,314

James M. Hoen            2004    $     462       $     150    $      --            n/a           n/a   $    612
                         2003        3,045             115           --            n/a           n/a      3,160
                         2002        2,405             n/a           --            n/a           n/a      2,405

Robert W. Gumber         2004    $     462       $      --    $      --     $   34,731           n/a   $ 35,193
                         2003           --              --           --          6,440           n/a      6,440
                         2002           --              --           --             --           n/a         --

      (a) Mr. Gumber is a citizen of the United States working in Belgium. As part of the employment arrangement, starting in November 2003, TechTeam pays for his automobile and housing expenses in Belgium.

      (b) Includes amounts paid for benefits particular to TechTeam's subsidiary in Belgium, TechTeam Global NV/SA, including luncheon vouchers and representation allowances.

      (c) Represents the amount paid by TechTeam Global, NV/SA toward a retirement plan for Mr. Neut.

(4) Mr. Neut's 2004 compensation is reported in U.S. Dollars based upon the prevailing exchange rate from euros to U.S. Dollars on March 21, 2005 of $1.32 per euro. His 2003 compensation is reported in U.S. Dollars based upon the prevailing exchange rate from euros to U.S. Dollars on March 19, 2004 of $1.23 per euro. His 2002 compensation is reported in U.S. Dollars based upon the prevailing exchange rate from euros to U.S. Dollars on March 19, 2003 of $0.88 per euro.

(5) The named executive officers also earned a restricted stock award pursuant to the Company's Long-Term Incentive Plan during 2004. The restricted stock was awarded on March 14, 2005 based upon a stock price of $11.50. Dr. Coyro and Messers Granger, Neut, Hoen and Gumber received 11,880, 6,750, 5,024, 4,800, and 4,320 shares of restricted stock, respectively. These shares of restricted stock vest five years after the date of grant and are subject to forfeiture if they are not employed by the Company at vesting.

      OPTION GRANTS AND EXERCISES

      The following tables set forth information with respect to grants of stock options during the year ended December 31, 2004 to the individuals named in the Summary Compensation Table above.

                                                 OPTION GRANTS IN 2004
-----------------------------------------------------------------------------------------------------------------------
                          NUMBER OF      PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
                         SHARES OF      TOTAL OPTIONS                                  ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING      GRANTED TO                    EXPIRATION    PRICE APPRECIATION FOR OPTION TERM
                          OPTIONS         EMPLOYEES       EXERCISE        DATE       ----------------------------------
        NAME             GRANTED(1)        IN YEAR         PRICE       (MM/DD/YR)         5%(2)              10%
---------------------    -----------    -------------     --------     ----------    --------------    ----------------
William F. Coyro, Jr.         40,000             9.95%    $   9.00      7/09/2014    $      226,402    $        573,747
Larry W. Granger              25,000             6.22%    $   9.00      7/09/2014    $      141,501    $        358,592
Robert W. Gumber              15,000             3.73%    $   9.00      7/09/2014    $       84,901    $        215,155
James M. Hoen                 15,000             3.73%    $   9.00      7/09/2014    $       84,901    $        215,155
Christoph A. Neut             15,000             3.73%    $   9.06      7/16/2014    $       86,367    $        216,590

(1) All of the options reflected in the table were granted under TechTeam's 2004 Incentive Stock Award Plan. Option exercise prices are at market price on the date of grant. These options vested immediately, but any stock acquired from the exercise of the options is restricted for two years following the date of the grant.

(2) Assumes rates of common stock price appreciation that are prescribed by the SEC and does not reflect TechTeam's estimates or projection of future common stock price.

                           AGGREGATE OPTION EXERCISES IN 2004 AND YEAR-END VALUE TABLE
-----------------------------------------------------------------------------------------------------------------
                                                                    UNEXERCISABLE
                                                   EXERCISABLE        NUMBER OF
                                                    NUMBER OF        UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                   UNEXERCISED       OPTIONS NOT       IN-THE-MONEY OPTIONS AT
                         ACQUIRED                   OPTIONS AT        VESTED AT           DECEMBER 31, 2004
                            ON          VALUE      DECEMBER 31,      DECEMBER 31,    ----------------------------
        NAME             EXERCISE     REALIZED         2004              2004        EXERCISABLE    UNEXERCISABLE
---------------------    --------    ----------    ------------     -------------    -----------    -------------
William F. Coyro, Jr.      25,000    $  108,750         115,000                --    $   224,550    $          --
Larry W. Granger               --    $       --          45,000            25,000    $   100,250    $      99,550
Robert W. Gumber               --    $       --          22,000            14,000    $    47,440    $      58,780
James M. Hoen              10,500    $   61,975          27,500            23,000    $    78,755    $     122,770
Christoph A. Neut           9,000    $   53,630          29,000            23,000    $    93,085    $     122,770

      EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

      Dr. Coyro has entered into a two year employment and non-competition agreement (the "Agreement") with TechTeam that provides for his employment as President and Chief Executive Officer of TechTeam. The Agreement was executed on January 9, 2003 and provides for a base annual salary of $330,000. As the two-year term has expired, the Agreement is currently terminable without cause by either party with 60 days prior notice. The Agreement also provides that Dr. Coyro is entitled to a bonus at the discretion of the Compensation Committee of the Board or under the Company's bonus plan for senior management. Under the Agreement, Dr. Coyro is entitled to receive an individual medical insurance policy, as well as other benefits made available to other employees and management of TechTeam. In the event of a change of control, he would be entitled to payment of one year's salary and other benefits as set forth below. The Agreement also provides certain covenants by Dr. Coyro not to compete with TechTeam during the term of the Agreement and two years thereafter.

      Christoph Neut, Vice President of Sales and Marketing for Europe, Africa, and the Middle East, is an employee of TechTeam Global NV/SA, the Company's Belgian subsidiary. Mr. Neut has an employment contract with TechTeam Global NV/SA that is similar in material aspects to the employment contracts for other employees of TechTeam Global NV/SA.

      Peter S. Brigham, President and Chief Executive Officer of Digital Support Corporation, entered into a two-year employment agreement with Digital Support Corporation effective from December 31, 2003 and provides a base salary of $175,000. During the term of the agreement, Mr. Brigham may not be terminated except for cause as defined in the agreement. After December 31, 2005, Mr. Brigham becomes an "at will" employee and both parties have the right to terminate the employment relationship without cause. Under the Agreement, Mr. Brigham is entitled to receive other benefits made available to other employees and management of Digital Support Corporation. The Agreement also provides certain covenants by Mr. Brigham not to compete with TechTeam during the term of the Agreement and two years thereafter.

      Jeannette L. White, President and Chief Executive Officer of Sytel, Inc., entered into a one-year employment agreement with Sytel, Inc. effective from January 3, 2005 through December 31, 2005, with a base salary of $225,000. During the term of the agreement, Ms. White may not be terminated except for cause as defined in the agreement. After December 31, 2005, Ms. White becomes an "at will" employee and both parties have the right to terminate the employment relationship without cause. Under the Agreement, Ms. White is entitled to receive other benefits made available to other employees and management of Sytel, Inc. The Agreement also provides certain covenants by Ms. White not to compete with TechTeam for a period of four years after the execution of the agreement.

      Effective March 17, 2004, all executive officers of TechTeam, with the exception of Mr. Brigham and Ms. White, have entered into Employment Agreements Relating to Change of Control with TechTeam. These agreements provide these executives, in the event of their involuntary termination after a change-in-control, with (i) payments by TechTeam of 100% of his/her base annual salary, (ii) accelerated vesting of all unvested options to purchase common stock of TechTeam, (iii) employee benefits for an one-year period, and (iv) one year of company-paid outplacement services. "Change of Control" is defined in the agreement as (1) the sale of (a) all then outstanding shares of common stock of TechTeam or (b) 51% of outstanding voting securities of TechTeam entitled to vote generally in the election of the directors; or (2) the consummation of the sale or other disposition of all or substantially all of the assets or operations of TechTeam. Mr. Lichtman entered into an Employment Agreement Relating to Change of Control before he became an executive officer, which is substantially similar to the agreements in place for executive officers, except it provides him with 50% of his base annual salary. This agreement is still in effect.

      REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board establishes the compensation plans and specific compensation levels for all executive officers of TechTeam. Our philosophy for total compensation and equity incentive package is to promote the achievement of TechTeam's performance objectives, ensure that the executive's interests are aligned with stockholders in promoting the success of TechTeam, and to provide compensation that attracts, retains and motivates superior executive personnel. We believe that compensation and equity incentives should be significantly influenced by performance. The Compensation Committee met seven
(7) times during 2004.

      Executive Compensation Program. TechTeam's executive compensation program consists of base salary, the Annual Incentive Plan, and the Long Term Incentive Plan.

      BASE SALARY. The base salaries for executives are targeted at competitive market levels for their respective positions, levels of responsibility, their impact on TechTeam, and their knowledge and experience. Base salaries for executives are maintained at levels that the Compensation Committee believes, based upon its own judgment and external data, are competitive with other companies of comparable size and complexity.

      ANNUAL INCENTIVE PLAN. The Committee believes executives should receive cash bonus incentives based upon the attainment of high levels of corporate performance during a fiscal year. The Executive Annual Incentive Plan ("AIP") provides for a cash bonus to executive management (including named executive officers and others) if certain performance metrics are reached. The metrics are operating income

(operating income, as reported in the Company's periodic reports filed with the SEC), revenue, and individual objectives. Prior to the start of a fiscal year, the Board of Directors sets targets for the Company's operating income and revenue. Each officer's individual objectives are also set. If the operating income target is achieved, a bonus pool of 25% of the adjusted net income of the Company (reported net income before recognition of the expense and associated tax benefit of the bonus pool, less net interest income or expense and the associated tax effect of net interest income) is created. If the operating income target is not met, there is no bonus. Each executive's target bonus is based on a percentage of the executive's annual salary, which varies from 45% for the President and Chief Executive Officer, 40% for the Chief Operating Officer, Vice Presidents of Sales and Operations, and the Chief Financial Officer, and 25% for other corporate officers. Each metric (operating income, revenue, and individual objectives) is allocated a percentage of the officer's potential total bonus. For example, the CEO's bonus is comprised of 60% from operating income, 20% from revenue, and 20% from individual objectives. If the Company's performance for operating income or revenue is exceeded, the respective portion of the bonus is increased as provided in the Plan.

      Executives of the Company earned an AIP bonus in 2004, which was paid in March 2005. The Company exceeded its operating income target by 38% and its revenue target by 4%. Accordingly, executive bonuses exceeded their target bonuses. The bonus amounts earned by the named executive officers are set forth in the Summary Compensation Table.

      LONG TERM INCENTIVE PLAN. In December 2003, the Board approved a Long-Term Incentive Plan (the "LTIP"). Under the LTIP, awards of restricted stock are based upon the attainment of the Company's operating income (operating income, as reported in the Company's periodic reports filed with the SEC) targets for a rolling three-year period. If the operating income goals, in aggregate, have been met over the measured period, restricted stock will be granted to the executive in a percentage of base salary ranging from 30% for the President and Chief Executive Officer, 25% for the Chief Operating Officer, 20% for Vice Presidents of Sales and Operations and the Chief Financial Officer, and 15% for other corporate officers. If the operating income target, in aggregate, is exceeded for the measured period, the amount of restricted stock is increased by the percentage the aggregate operating income exceeded the aggregate target for measured period. The restricted stock granted under the LTIP cannot be transferred and is subject to forfeiture unless the participant remains employed by the Company for five (5) years after the date of issuance. The amount of restricted stock awarded is determined by dividing the percentage of the executive's salary by the fair market value of the Company's common stock, as determined by the average closing price for the thirty (30) day period prior to issuance.

      The Company exceeded its operating income target by 38%. Accordingly, executives of the Company earned, for the performance in 2004, an award of restricted stock in 2005. A total of 45,854 shares of restricted stock were awarded in March 2005.

      Awards of performance stock are awarded to participants for extraordinary individual achievement during the year, regardless of the company's achievement of its annual goals. The performance stock granted under the LTIP cannot be transferred and is subject to forfeiture unless the participant remains employed by the Company for one (1) year after the date of issuance. No performance stock was awarded in 2004.

      The Committee can also award non-qualified stock options under the LTIP for extraordinary achievements or as an employment incentive. In July 2004, the Committee determined an award of non-qualified options to employees of the Company was an appropriate incentive for the Company's employees. Executive officers of the Company received 180,000 stock options as part of this grant.

      CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of TechTeam's Chief Executive Officer. In 2004, the Committee determined Dr. Coyro's base salary of $330,000 remained appropriate based upon the Company's performance, his skills and experience, and the competitive salaries for comparable positions paid by companies of similar size. The Committee conducted a formal annual evaluation of Dr. Coyro, as the Chief Executive Officer, which serves as a basis for evaluating his compensation. In the review process, the Committee determined that Dr. Coyro's performance for 2004 had met or exceeded all of his objectives for 2004 including, but not limited to, growing the Company's operating income and revenue, and implementing an offshore service offering. Based upon Dr. Coyro and the Company's fine performance for 2004, the Committee determined the cash bonus under the AIP of $218,592 and the restricted stock award of 11,880 shares were fair and appropriate compensation.

      COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code provides, in general, that compensation to certain individual executives during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers, the $1 million threshold will not be reached by an executive officer of TechTeam in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for tax deductibility might be. The Committee will assess this issue when it appears the threshold may be reached.

      Respectfully Submitted,

      G. Ted Derwa
      Gregory C. Smith
      Wallace D. Riley

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee acts under a written charter adopted by the Board of Directors in June 2000, and modified effective March 20, 2001 and March 11, 2003. In accordance with the Audit Committee Charter, the Committee has sole authority to appoint, retain, fix the compensation of, and oversee the work of TechTeam's independent auditors.

      Management has the primary responsibility for the financial statements and reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Committee is responsible to monitor and oversee these processes. During fiscal 2004, the Audit Committee held seven meetings.

      In fulfilling its oversight responsibilities, the Committee has reviewed the audited financial statements in the Annual Report on Form 10-K, and held discussions with both management and with the independent auditors regarding the audited financial statements. Management has represented to the Audit Committee that TechTeam's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

      The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, and other professional standards, including the propriety of the independent auditors providing non-audit related services to the Company. These discussions included a review of the quality, not just the acceptability of accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviewed with the independent auditor, their judgments as to the quality, not just the acceptability, of accounting principles used. The Audit Committee received written disclosures from the independent auditors as required by Independence Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the independent auditors the auditor's independence from management and TechTeam. The Audit Committee also considered the compatibility of non-audit services with the auditor's independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

      The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

      Respectfully Submitted,

      Wallace D. Riley
      Gregory C. Smith, Chair
      Richard G. Somerlott

                                PERFORMANCE GRAPH

      Set forth below is a graph comparing the cumulative total return on TechTeam's common stock from December 31, 1999 through December 31, 2004 with that of the NASDAQ Stock Market -- U.S. Index ("NASDAQ U.S. Index") and the NASDAQ Computer & Data Processing Services Stocks Index ("NASDAQ Computer Index") over the same period. The graph assumes that the value of the investment in TechTeam's common stock, the NASDAQ U.S. Index, and the NASDAQ Computer Index was $100 on December 31, 1999 and that all dividends were reinvested.

      The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects TechTeam's forecast of future financial performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                      TOTAL RETURN INDEX
---------------------------------------------------------------------------------------------
                    DEC 1999     DEC 2000     DEC 2001     DEC 2002     DEC 2003     DEC 2004
                    --------     --------     --------     --------     --------     --------
  NASDAQ U.S.         100%          60%          48%          33%          49%          54%
NASDAQ Computer       100%          46%          37%          25%          34%          37%
  TechTeam Global     100%          46%          64%         154%         145%         211%

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy
 Statement into any filing under the Securities Act of 1933, as amended, or the
   Securities and Exchange Act of 1934, as amended, except to the extent that Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under said Acts.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the past fiscal year, the Compensation Committee was comprised solely of non-employee directors. No member of the Compensation Committee was an officer or employee of TechTeam or any of its subsidiaries during the fiscal year 2004. None of the executive officers of TechTeam has served on the board of directors or on the compensation committees of any other entity of whose officers have served either on the Board of Directors or on the Compensation Committee of TechTeam.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Dr. William F. Coyro, Jr.'s son, William F. Coyro, III, is an employee of the Company and serves as a Project Manager. In fiscal 2004, William F. Coyro, III earned $66,083 in salary. He received no other compensation.

      Jeannette L. White's brother, Edward Hahm is President and a majority shareholder in Hahm Information Systems, Inc., which has entered into a Consulting Agreement for one year with Sytel, Inc. to provide sales and marketing services. The contract value is $120,000. Ms. White's minor son owns 25% of Hahm Information Systems, Inc.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in TechTeam's proxy statement for its 2005 Annual Meeting of Stockholders is December 26, 2005. In addition, TechTeam's Bylaws specify procedures for notifying TechTeam of nominations for director and other business to be properly brought before any meeting of stockholders by providing notice not less than 90 days (February 24, 2006), nor more days than 120 days, prior to the date of the 2005 Annual Meeting. Proposals should be mailed to TechTeam Global, Inc., to the attention of TechTeam's Secretary, Michael A. Sosin, 27335
W. 11 Mile Road, Southfield, Michigan, 48034.

                                  OTHER MATTERS

      Management of TechTeam knows of no other matter to be brought before the Annual Meeting, which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares of common stock represented by the proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                 By order of the Board of Directors
                                 /s/ Michael A. Sosin
                                 Michael A. Sosin
                                 Vice President, General Counsel,
                                 and Secretary

Dated: April 4, 2005

                             TECHTEAM GLOBAL, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2005
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    TECHTEAM GLOBAL, INC. AND WILL BE VOTED.

The undersigned hereby appoints William F. Coyro, Jr. and/or David W. Morgan, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of TechTeam Global, Inc., a Delaware corporation (the "Company") to be held in the BPS Corporate Training & Conference Center, 31301 Evergreen Rd., Beverly Hills, Michigan at 10:00 a.m. E.D.T., May 25, 2005, and any adjournment(s) or postponement(s) thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:


1. Election of directors of the Company:

Nominees: Kim A. Cooper; William F. Coyro, Jr.; G. Ted Derwa; Wallace D. Riley; Gregory C. Smith; Richard G. Somerlott; and Richard R. Widgren.

       / / FOR all nominees listed above, except vote withheld from the following nominees (if any):

       / /  WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Ratification of independent auditors for fiscal 2004:

       / / RATIFY the appointment of Ernst & Young, L.L.P. as the Company's independent auditors.

       / / REJECT the appointment of Ernst & Young, L.L.P. as the Company's independent auditors.


                                (Continues and to be signed on the reverse side)

3. In their discretion on such other matters as may properly come before the meeting.

   MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE AND TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, L.L.P.

   This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal(s).

   Copies of the Notice of Meeting dated April 4, 2005 and the Proxy Statement dated April 4, 2005 have been received by the undersigned.

                                PLEASE DATE AND SIGN HERE

                                Dated:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                PLEASE DATE, SIGN, AND RETURN THIS PROXY
                                IN THE ENCLOSED ENVELOPE PROMPTLY.

                                / / Please check here if you plan to attend
                                    this meeting.